                                  EXHIBIT 10.23

                        SIXTH AMENDMENT TO LOAN DOCUMENTS

         THIS SIXTH AMENDMENT TO LOAN DOCUMENTS (THE "AMENDMENT"), is entered into on the Closing Date, as defined in paragraph 31 below, among PNC BANK, NATIONAL ASSOCIATION, a national banking association, having an address at 2 Tower Center, East Brunswick, New Jersey 08816 (the "Lender"); COACTIVE MARKETING GROUP, INC., (formerly known as Inmark Enterprises, Inc. ("Enterprises")), a Delaware corporation ("CoActive"); U.S. CONCEPTS, INC., a Delaware Corporation ("USC"); INMARK SERVICES, INC., a Delaware corporation ("Services"), and OPTIMUM GROUP, INC., an Ohio corporation (formerly, OG Acquisition Corp.) ("New OGI" and together with Services and USC, the "Borrower"). CoActive, USC, Services, and New OGI are collectively referred to herein as the "Inmark Group".

                                   WITNESSETH:

         WHEREAS, Lender is the holder of a certain Term Note dated March 31, 1998 made by Services and New OGI in the principal amount of $5,000,000 ("Term Note"); and

         WHEREAS, on December 29, 1998, the Term Note was amended and restated to include USC as an obligor on the Term Note (the "Amended Term Note"); and

         WHEREAS, on February 11, 2000, the Term Note was further amended and restated (the "Second Amended Term Note"); and

         WHEREAS, Lender is the holder of a certain Revolving Note dated March 31, 1998 made by Services and New OGI in the principal amount of $5,000,000 ("Revolving Note"); and

         WHEREAS, on December 29, 1998, the Revolving Note was amended and restated to include USC as an obligor on the Revolving Note (the "Amended and Restated Revolving Note"); and

         WHEREAS, on January 14, 1999, the Revolving Note was again amended and restated to reflect an increase in principal amount to $7,000,000 (the "Second Amended and Restated Revolving Note"); and

         WHEREAS, on June 29, 1999, the Revolving Note was again amended and restated to reflect a decrease in the principal amount to $5,000,000 (the "Third Amended Revolving Note"); and

         WHEREAS, on February 11, 2000, the Revolving Note was further amended and restated (the "Forth Amended Revolving Note"); and

         WHEREAS, Lender, Enterprises, Services and New OGI entered into a Loan Agreement dated as of March 31, 1998 ((i) as amended by a First Amendment to Loan Documents dated as of December 29, 1998 to which USC became a party, (ii) as amended by a Second Amendment to Loan Documents dated as of January 14, 1999,
(iii) as amended by Third Amendment to Loan

Documents dated as of June 30, 1999, (iv) as amended by a Fourth Amendment to Loan Documents dated as of November 19, 1999, and (v) as amended by the Fifth Amendment to Loan Documents dated as of February 11, 2000) (the "Loan Agreement"); and

         WHEREAS, the Fourth Amended Revolving Note and the Second Amended Term Note are secured as provided in the Loan Agreement and by such other documents as have been executed to effectuate the terms of the Loan Agreement, which documents include, but are not limited to a Security Agreement, Guaranty of Enterprises, and a Pledge Agreement (all such documents collectively referred to as the "Loan Documents"); and

         WHEREAS, the Borrower has requested that Lender waive the non-compliance of the Inmark Group with the following requirements: (1) the March 31, 2000 Minimum EBITDA requirement under Section 6.1 of the Loan Agreement, (2) the March 31, 2000 Maximum Senior Debt Leverage Ratio requirement under Section 6.2 of the Loan Agreement, (3) the March 31, 2000 Fixed Charge Ratio requirement under Section 6.3 of the Loan Agreement, and (4) the Capital Expenditures requirement under Section 6.4 of the Loan Agreement (collectively, the "Waivers"); and

         WHEREAS, Lender agrees to the Waivers upon the condition that each member of the Inmark Group execute this Amendment, and contemporaneously herewith, Borrower executes a Third Amended and Restated Term Note and a Fifth Amended and Restated Revolving Note;

         NOW THEREFORE, for and in consideration of the premises (which are deemed herein contained) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.       RECITALS INCORPORATED.

         The Recitals set forth above are true and correct and are hereby incorporated into this Amendment as if set forth at length herein.

2.       DEFINITIONS.

         Capitalized terms used in this Amendment shall have the same meanings given them in the Loan Agreement, unless otherwise defined herein.

3.       PRINCIPAL AMOUNTS OUTSTANDING.

         The Borrower acknowledges that:

(a) the outstanding principal balance due from the Borrower under the Second Amended Term Note is, as of May 31, 2000, equal to the sum of $1,910,000, together with unpaid interest; and

(b) the outstanding principal balance due from the Borrower under the Fourth Amended Revolving Note is, as of May 31, 2000, equal to the sum of $5,000,000, together with unpaid interest.

The Borrower hereby represents, warrants and confirms that there are no set-off rights, claims or causes of action of any nature whatsoever which the Borrower has or may assert against the Lender under the Second Amended Term Note, Fourth Amended Revolving Note or any of the other Loan Documents.



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4.       WAIVERS.

         Lender hereby grants a waiver of the Inmark Group's non-compliance with Sections 6.1, 6.2, 6.3 and 6.4 of the Loan Agreement, as modified in the Fourth Amendment to Loan Documents, solely with respect to the quarter ended March 31, 2000, and Lender grants a waiver of the Event of Default that would otherwise result from a violation of those Sections by reason of such non-compliance.

5.       MINIMUM EBITDA.

         Anything in the Loan Documents notwithstanding, Section 6.1of the Loan Agreement is amended to replace the Minimum EBITDA requirements corresponding to the following dates (and only the following dates) with the quarterly EBITDA requirements set forth below, which requirements shall be measured on a quarterly basis, not on a rolling four quarter basis:

         Quarter Ended                                        Minimum EBITDA
         June 30, 2000                                        $  700,000
         September 30, 2000                                   $1,000,000
         December 30, 2000                                    $1,000,000
         March 31, 2001                                       $1,000,000

6.       MAXIMUM SENIOR DEBT LEVERAGE RATIO.

         Anything in the Loan Documents notwithstanding, Section 6.2 of the Loan Agreement is amended to replace the Maximum Senior Debt Leverage Ratio requirements corresponding to the following dates (and only the following dates) with the quarterly ratio requirements set forth below, which requirements shall be measured on a quarterly basis, not on a rolling four quarter basis:

         Quarter Ended                      Maximum Senior Debt Leverage Ratio
         June 30, 2000                      9.5:1
         September 30, 2000                 6.75:1
         December 30, 2000                  3:1
         March 31, 2001                     2.8:1

7.       FIXED CHARGE COVERAGE RATIO.

         Anything in the Loan Documents notwithstanding, Section 6.3 of the Loan Agreement is amended to replace the Fixed Charge Coverage Ratio requirements corresponding to the following dates (and only the following dates) with the quarterly ratio requirements set forth below, which requirements shall be measured on a quarterly basis, not on a rolling four quarter basis:

         Quarter Ended                               Fixed Charge Coverage Ratio
         June 30, 2000                               .67:1
         September 30, 2000                          .87:1
         December 30, 2000                           1.2:1


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


         March 31, 2001                              1.25:1

8.       INTEREST RATE PROVISIONS.

         Anything in the Loan Documents notwithstanding, Sections 1.3 of the Loan Agreement is amended to provide that, henceforth, all outstanding principal amounts on the Second Amended Term Note and the Fourth Amended Revolving Note (the "Notes") shall bear interest at a rate per annum equal to three percent (3%) above Lender's Prime Rate, in effect from time to time (the "Base Rate").

         Contemporaneously herewith, the Borrower shall execute a Third Amended and Restated Term Note and a Fifth Amended and Restated Revolving Note further memorializing, inter alia, the interest rate provisions.

9.       REPRESENTATION REGARDING EVENTS OF DEFAULT.

         The execution of this Amendment and the consummation of the transaction contemplated in this Amendment is not, and shall not be deemed to constitute, a waiver, forbearance or cure of any default arising prior or subsequent to the date of this Amendment, other than the default under sections 6.1, 6.2 and 6.3 of the Loan Agreement that are the subject of the Waivers. The Borrower represents that there exists no Events of Default other than the defaults that have been disclosed to the Lender and are the subject of the Waivers. The Borrower agrees that no delay on the part of Lender in exercising any power or right shall operate as a waiver or forbearance of any such power or right or preclude the further exercise of any other power or right. The remedies herein are cumulative and not exclusive of any remedies provided by law. Any notice to or demand given under the terms of this Amendment shall not entitle the Borrower to further notice or demand under any other Loan Document.

10.      RELEASE OF LENDER.

         As additional consideration for the Waivers set forth herein, Borrower hereby remises, releases, waives and forever discharges Lender and its predecessors, successors and assigns, its parents, subsidiaries, officers, directors, members, shareholders, agents, employees, representatives, attorneys and any affiliated companies, their parents, subsidiaries, officers, directors, shareholders, agents, employees, representatives and attorneys (collectively, the "Released Parties") from any and all claims, demands, damages, actions or causes of action whatsoever, known or unknown, from the beginning of time through the date of this Amendment, related to the Loan Documents or the administration of any of the above.

11.      NO LEGAL RESTRAINT.

         The Borrower represents that no (i) litigation, investigation or other proceeding of or before any Governmental Authority is pending or, to the best of knowledge of each member of the Inmark Group, threatened against any member of the Inmark Group or any of its properties or revenues that could have a Material Adverse Effect or (ii) injunction, writ, restraining order or any order of any nature has been issued by any Governmental Authority directing that the transactions provided for in this Amendment not be consummated as therein provided.

12.      CONDITION SUBSEQUENT.

         This Amendment shall become automatically void and of no force and effect if on or prior to June 23, 2000 Lender shall not have received a certificate from the Secretary or an Assistant Secretary of each member of the Inmark Group, dated the Closing Date, certifying (as applicable) that (i) attached to each such certificate is a true, complete and correct copy of the

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
resolutions of the Board of Directors of such member of the Inmark Group authorizing among other things the execution, delivery and performance of this Amendment, and (ii) such resolutions have not been amended, modified, revoked or rescinded since the dates on which they were adopted, and (iii) the incumbency and signature of each officer signing this Amendment and any other certificate or other document to be delivered pursuant hereto (and another officer of such member of the Inmark Group shall certify as to the incumbency of such Secretary or Assistant Secretary).

13.      CONTINUED VALIDITY OF ORIGINAL LOAN DOCUMENTATION.

         Except as otherwise provided herein, the Loan Documents and all other documents executed in connection therewith, shall continue unchanged in full force and effect, in accordance with their respective terms, and the parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, representations, warranties, duties and responsibilities under and pursuant to said Loan Documents.

14.      AMENDMENT CONTROLS.

         In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of any of the Loan Documents, the terms and conditions of this Amendment shall control.

15.      INDEMNIFICATION.

         (a) The Borrower hereby indemnifies and agrees to protect, defend and hold harmless the Lender, any entity which "controls" the Lender within the meaning of Section 15 of the Securities Act of 1933, as amended, or is under common control with the Lender, and any member, officer, director, official, agent, employee or attorney of the Lender, and their respective heirs, administrators, executors, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees incurred defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents, this Amendment or the transactions contemplated therein or herein including, without limitation: (i) any untrue statement of a material fact contained in information submitted to Lender by the Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; and (ii) the failure of the Borrower to perform any obligations herein required to be performed by the Borrower, except that the Borrower shall not be required to indemnify the Lender for their gross negligence or willful misconduct. In case any action shall be brought against Lender or any other Indemnified Party in respect to which indemnity may be sought against the Borrower, Lender shall promptly notify the Borrower and the Borrower shall assume the defense thereof, and the payment of all costs and expenses. Lender may select and employ counsel, provided that the Borrower shall pay all of such counsel's fees, expenses and disbursements and the Borrower shall indemnify Lender for any loss associated with or resulting from such representation. The failure of Lender to so notify the Borrower shall not relieve the Borrower of any liability they may have under the foregoing indemnification provisions or from any liability which they may otherwise have to Lender or any of the other Indemnified Parties, except to the extent such failure to notify results in unreasonable prejudice to the Borrower. Lender shall not be liable for any settlement of any such action effected without their written consent, but if settled with the Borrower's consent, or if there be a final judgment for the

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claimant in any such action, the Borrower agrees to indemnify and save harmless
Lender from and against any loss or liability by reason of such settlement or judgment.

         (b) The provisions of this Section shall survive the term of this Amendment and the repayment or other satisfaction of the Notes.

16.      PAYMENT OF FEES AND EXPENSES.

         Borrower shall pay to Lender, simultaneously with the execution and delivery of this Amendment, a waiver fee of sixty-nine thousand dollars ($69,000).

         Borrower shall pay for all reasonable costs and expenses, including attorneys fees, incurred by Lender in connection with the negotiation, preparation and execution of this Amendment.

17.      NO NOVATION.

         It is the intention of the parties hereto that this Amendment shall not constitute a novation and shall in no way adversely affect or impair the lien priority of any of the Loan Documents.

18.      SURVIVAL PROVISIONS.

         The covenants, representations and obligations contained in this Amendment shall survive the execution of all transactions contemplated by this Amendment, and this Amendment shall bind and benefit the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

19.      ENTIRE AGREEMENT.

(a) This Amendment and the Loan Documents contain all of the covenants, representations, warranties and agreements between the parties with respect to the subject matters contained herein, and supercedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. The parties to this Amendment acknowledge that all the terms of this Amendment were negotiated at arm's length and after adequate and independent investigation on their respective parts and that this Amendment and all documents executed in connection therewith were prepared and executed without duress, undue influence or coercion of any kind exerted by any party upon the other.

(b) Each party acknowledges and confirms that it has not relied upon Lender or any officer, director or employee of the Lender, or upon the advice of any but its own accountants or counsel, concerning any aspect of the transactions contemplated by this Amendment including, without limitation, the tax implications thereof and the representations herein made.

20.      FURTHER ASSURANCES.

         The parties hereto agree to execute all such further instruments and take all such further action that may be reasonably required by any party to fully effectuate the terms and provisions of this Amendment and the transaction contemplated herein.

21.      NOTICE TO THE LENDER.

         Any notices or other communications required to be given to the Lender under the Loan Documents shall be sent in the manner contemplated under the Loan Documents, addressed as follows:




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
                           PNC Bank, National Association
                           2 Tower Center
                           East Brunswick, New Jersey  08816
                           Attention:  David Jensen
                                       Vice President
                           Facsimile:  732-220-3499

With a copy to:

                           McCarter & English, LLP
                           Four Gateway Center
                           100 Mulberry Street
                           Newark, New Jersey  07102
                           Attention:  Lisa Bonsall, Esq.
                           Facsimile:  973-624-7070


22.      PARTICIPATIONS.

         Lender expressly retains and reserves its rights to sell and assign its interests under the Loan Documents and this Amendment and fully disclose its files in connection with the Loan Documents, and/or any collateral pledged in connection therewith (the "Collateral"), to potential purchasers of the Lender's interests under the Loan Documents.

23.      NO MODIFICATION OF AGREEMENT EXCEPT IN WRITING.

         The within Amendment encompasses all the terms between the parties, notwithstanding any verbal communications between the parties. No further terms shall be deemed effective, unless in writing and executed by both parties.

24.      WAIVER OF JURY TRIAL.

         THE BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO ANY ASPECT OF THIS AMENDMENT OR THE LOAN DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL WITH RESPECT TO THIS WAIVER.

25.      GOVERNING LAW.

         This Amendment shall be construed and enforced in accordance with the laws of New York without regard to principles of conflicts of law.

26.      EVENT OF DEFAULT.

         Failure to timely make any payment contemplated in this Amendment, to comply with any financial covenant contemplated in this Amendment, or the breach of any representation or warranty contained herein shall constitute an event of default ("Event of Default") under the Loan Documents.

         The Borrower's breach of any other representation or warranty contained in, or its failure to comply with any term or covenant of any of the Loan Documents, and/or any other document executed in connection with the foregoing, shall constitute an Event of Default.

         Upon the occurrence of an Event of Default, Lender shall be free to pursue all of its legal and equitable rights and remedies including, but not limited to, all of its remedies under the Loan Documents, this Amendment, any documents executed in connection herewith, and any remedies that may otherwise exist at law or in equity.

27.      CONSTRUCTION.

         The parties hereto agree that the terms and language of this Amendment were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Amendment shall be resolved against either party. Any controversy over the construction of this Amendment shall be decided neutrally, in light of its conciliatory purposes, and without regard to events of authorship or negotiation. All terms and words used in this Amendment, regardless of the number and gender in which used, shall be deemed to include any other number or gender as the context or use thereof may require. If more than one person or entity is named as the Borrower, each such person or entity shall be jointly and severally liable for the representations, warranties, covenants and obligations of the Loan Documents and this Amendment. The captions contained in this Amendment are used for convenience of reference only and in no way define limit or describe the scope or intent of this Amendment or any particular paragraph or section hereof or the proper construction hereof.

28.      ADMISSIBILITY.

         The terms of this Amendment, when executed, shall be fully admissible in any court of law. The parties hereto waive any objection that may be interposed under any state or federal rules of evidence as to the admissibility of this document.

29.      NO THIRD PARTY BENEFICIARIES.

         It is not the intent of the parties who are signatories to this Amendment to grant any rights whatsoever to parties who are not signatories to this Amendment and no provision of this Amendment should be construed to grant any rights to any party who is not a signatory herein.

30.      COUNTERPARTS.

         This Amendment may be executed in several counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one Amendment.

31.      CLOSING DATE.

         The Closing Date shall be the last date by which each Party executes this Amendment, the Fifth Amended and Restated Revolving Note and the Third Amended and Restated Term Note.

32.      ASSIGNMENT.

         This Amendment shall be binding upon and inure to the benefit of Lender, the Inmark Group and their respective permitted heirs, successors and assigns. The Borrower shall not assign this Amendment without the prior written consent of Lender.




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
THE BORROWER DECLARES THAT EACH PARTY TO THIS AMENDMENT HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS AMENDMENT.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Closing Date,

                                COACTIVE MARKETING GROUP, INC.
                                (f/k/a Inmark Enterprises, Inc.)


Attest: /s/ Gloria Perivolaris  By:  /s/ Donald A. Bernard
                                Name/Title Donald A. Bernard, Exec. V.P. and CFO
                                Date:  6/13/00

                                U.S. CONCEPTS, INC.
                                (a Delaware corporation)


Attest: /s/ Gloria Perivolaris  By:  /s/ Donald A. Bernard
                                Name/Title Donald A. Bernard, Exec. V.P. and CFO
                                Date:  6/13/00

                                INMARK SERVICES, INC.



Attest: /s/ Gloria Perivolaris  By:  /s/ Donald A. Bernard
                                Name/Title Donald A. Bernard, Exec. V.P. and CFO
                                Date:  6/13/00

                                OPTIMUM GROUP, INC.


Attest: /s/ Gloria Perivolaris  By:  /s/ Donald A. Bernard
                                Name/Title Donald A. Bernard, Exec. V.P. and CFO
                                Date:  6/13/00



                                PNC BANK, N.A.



Attest:____________________     By:   /s/ David Jensen
                                Name/Title David Jensen, Vice President
                                Date:  6/15/00


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